                         EIGHTH RESTATED LOAN AGREEMENT

                                      AMONG

                         CLAYTON WILLIAMS ENERGY, INC.,
                                WARRIOR GAS CO.,
                                  AS BORROWERS
                            CWEI ACQUISITIONS, INC.,
                                  AS GUARANTOR
                                  BANK ONE, NA
                         UNION BANK OF CALIFORNIA, N.A.
                              AND BANK OF SCOTLAND
                                    AS BANKS
                                       AND
                      BANK ONE, NA, AS ADMINISTRATIVE AGENT
                                       AND
                         BANC ONE CAPITAL MARKETS, INC.
                         AS LEAD ARRANGER AND BOOKRUNNER


                                  JUNE 25, 2001

                                TABLE OF CONTENTS

                                                                                              Page
1.       Definitions.............................................................................1
2.       Commitments of the Banks...............................................................10
         (a)      Terms of Revolving Commitment.................................................10
         (b)      Letters of Credit.............................................................11
         (c)      Procedure for Advances on the Revolving Loan..................................12
         (d)      Procedure for Obtaining Letters of Credit.....................................12
         (e)      Several Obligations...........................................................13
3.       Notes Evidencing Loans.................................................................13
         (a)      Form of Revolving Notes.......................................................13
         (b)      Interest Rates................................................................13
         (c)      Payment of Interest...........................................................13
         (d)      Payment of Principal..........................................................14
         (e)      Issuance of Additional Notes..................................................14
         (f)      Payment to Banks..............................................................14
         (g)      Sharing of Payments...........................................................14
         (h)      Non-Receipt of Funds by Agent.................................................15
4.       Interest Rates.........................................................................15
         (a)      Options.......................................................................15
         (b)      Interest Rate Determination...................................................16
         (c)      Conversion Option.............................................................16
         (d)      Recoupment....................................................................16
5.       Special Provisions Relating to Eurodollar Loans........................................16
         (a)      Unavailability of Funds or Inadequacy of Pricing..............................16
         (b)      Change in Laws................................................................17
         (c)      Increased Cost or Reduced Return..............................................17
         (d)      Discretion of Bank as to Manner of Funding....................................19
         (e)      Breakage Fees.................................................................19
6.       Collateral Security....................................................................20
7.       Borrowing Base.........................................................................20
         (a)      Initial Borrowing Base........................................................20
         (b)      Subsequent Determinations of Borrowing Base...................................20
         (c)      Voluntary Decreases in Borrowing Base.........................................21
         (d)      Monthly Commitment Reduction..................................................22
8.       Fees...................................................................................22
         (a)      Unused Portion Fee............................................................22
         (b)      Borrowing Base Increase Fee...................................................22
         (c)      Letter of Credit Fee..........................................................22
         (d)      Agency Fee....................................................................22
9.       Prepayments............................................................................22
         (a)      Voluntary Prepayments.........................................................22
         (b)      Mandatory Prepayment..........................................................23


                                        i


10.      Representations and Warranties.........................................................23
         (a)      Creation and Existence........................................................23
         (b)      Power and Authorization.......................................................23
         (c)      Binding Obligations...........................................................24
         (d)      No Legal Bar or Resultant Lien................................................24
         (e)      No Consent....................................................................24
         (f)      Financial Condition...........................................................24
         (g)      Liabilities...................................................................24
         (h)      Litigation....................................................................24
         (i)      Taxes; Governmental Charges...................................................25
         (j)      Titles, Etc...................................................................25
         (k)      Defaults......................................................................25
         (l)      Casualties; Taking of Properties..............................................25
         (m)      Use of Proceeds; Margin Stock.................................................25
         (n)      Location of Business and Offices..............................................26
         (o)      Compliance with the Law.......................................................26
         (p)      No Material Misstatements.....................................................26
         (q)      ERISA.........................................................................26
         (r)      Public Utility Holding Company Act............................................26
         (s)      Environmental Matters.........................................................26
         (t)      Guarantor.....................................................................27
11.      Conditions of Lending..................................................................27
12.      Affirmative Covenants..................................................................28
         (a)      Financial Statements and Reports..............................................29
         (b)      Certificates of Compliance....................................................30
         (c)      Taxes and Other Liens.........................................................30
         (d)      Compliance with Laws..........................................................31
         (e)      Further Assurances............................................................31
         (f)      Performance of Obligations....................................................31
         (g)      Insurance.....................................................................31
         (h)      Accounts and Records..........................................................32
         (i)      Right of Inspection...........................................................32
         (j)      Notice of Certain Events......................................................32
         (k)      ERISA Information and Compliance..............................................32
         (l)      Environmental Reports and Notices.............................................32
         (m)      Maintenance...................................................................33
         (n)      Title Matters.................................................................33
         (o)      Curative Matters..............................................................33
         (p)      Additional Collateral.........................................................33
13.      Negative Covenants.....................................................................34
         (a)      Liens.........................................................................34
         (b)      Debts, Guaranties and Other Obligations.......................................34
         (c)      Current Ratio.................................................................35
         (d)      Ratio of Debt to EBITDAX......................................................35


                                       ii


         (e)      Limitation on Sale of Collateral..............................................35
         (f)      Mergers and Consolidations....................................................36
         (g)      Use of Proceeds...............................................................36
         (h)      Loans or Advances.............................................................36
         (i)      Rate Management Transactions..................................................36
         (j)      Dividends.....................................................................36
         (k)      Investments...................................................................37
         (l)      Change of Control.............................................................37
14.      Events of Default......................................................................37
15.      Exercise of Rights.....................................................................39
16.      Notices................................................................................40
17.      The Agent and the Banks................................................................40
         (a)      Appointment and Authorization.................................................40
         (b)      Note Holders..................................................................40
         (c)      Consultation with Counsel.....................................................41
         (d)      Documents.....................................................................41
         (e)      Resignation or Removal of Agent...............................................41
         (f)      Responsibility of Agent.......................................................41
         (g)      Independent Investigation.....................................................43
         (h)      Indemnification...............................................................43
         (i)      Benefit of Section 17.........................................................43
         (j)      Pro Rata Treatment............................................................44
         (k)      Assumption as to Payments.....................................................44
         (l)      Other Financings..............................................................44
         (m)      Interests of Banks............................................................44
         (n)      Investments...................................................................45
18.      Expenses...............................................................................45
19.      Indemnity..............................................................................45
20.      Governing Law..........................................................................46
21.      Invalid Provisions.....................................................................46
22.      Maximum Interest Rate..................................................................46
23.      Amendments.............................................................................47
24.      Multiple Counterparts..................................................................47
25.      Conflict...............................................................................47
26.      Survival...............................................................................47
27.      Parties Bound..........................................................................48
28.      Assignments and Participations.........................................................48
29.      Waiver of Jury Trial...................................................................49
30.      Choice of Forum: Consent to Service of Process and Jurisdiction........................50
31.      Other Agreements.......................................................................50
32.      Written Consent........................................................................50
33.      Financial Terms........................................................................50

Exhibits:

Exhibit A         -        Notice of Borrowing
Exhibit B         -        Renewal Revolving Note
Exhibit C         -        Financial Condition
Exhibit D         -        Liabilities
Exhibit E         -        Litigation
Exhibit F         -        Environmental Matters

                         EIGHTH RESTATED LOAN AGREEMENT

         THIS EIGHTH RESTATED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 25th day of June, 2001, by and among CLAYTON WILLIAMS ENERGY, INC, a Delaware corporation ("CWE"), WARRIOR GAS CO., a Texas corporation ("Warrior") (CWE and Warrior being hereinafter sometimes collectively referred to as "Borrower"), CWEI ACQUISITIONS, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), BANK ONE, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), UNION BANK OF CALIFORNIA, N.A., a national banking association ("Union") and BANK OF SCOTLAND ("BOS") (Bank One, Union and BOS each in their capacity as a lender hereunder together with each and every future holder of any note issued pursuant to this Agreement are hereinafter collectively referred to as "Banks" and individually as "Bank") and Bank One as "Agent".

                              W I T N E S S E T H:

         WHEREAS, as of December 1, 1999, Borrower, Bank One and Union entered into a Seventh Restated Loan Agreement (the "Loan Agreement"), pursuant to the terms of which the Banks agreed to provide a $100,000,000 reducing revolving loan facility to Borrower;

         WHEREAS, the Borrower, the Banks and the Agent entered into a First Amendment to Seventh Restated Loan Agreement on July 1, 2000;

         WHEREAS, BOS is acquiring an interest in the Loan Agreement and the rights and obligations arising thereunder from Bank One and Union; and

         WHEREAS, Borrower, Bank One, Union and BOS have agreed to renew, extend, amend and restate the Seventh Restated Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Bank One", "Bank of Scotland", "Banks", "Borrower", "Guarantor" and "Union" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

          ADVANCE OR ADVANCES means a loan or loans hereunder.

          ASSIGNMENT AND ACCEPTANCE means a document substantially in the form of Exhibit "D" hereto.

          BASE RATE means, as of any date, the sum of the Prime Rate plus the Base Rate Margin.

               BASE RATE LOANS means any loan during any period which bears interest at the Base Rate or which would bear interest at the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

               BASE RATE MARGIN means the fluctuating Base Rate Margin in effect from day to day shall be:

                    (i) three-eighths of one percent (3/8%) per annum whenever the Total Outstandings are greater than 75% of the Elected Borrowing Limit in effect at the time in question;

                    (ii) one-fourth of one percent (1/4%) per annum whenever the
               Total Outstandings are greater than 50%, but less than or equal to 75%, of the Elected Borrowing Limit in effect at the time in question;

                    (iii) one-eighth of one percent (1/8%) per annum whenever
               the Total Outstandings are greater than 25%, but less than or equal to 50%, of the Elected Borrowing Limit in effect at the time in question;

                    (iv) zero, whenever the Total Outstandings are 25% or less of the Elected Borrowing Limit in effect at the time in question.

               BORROWING BASE means the value, determined by the Banks in accordance with their customary standards, assigned by the Banks from time to time to the Collateral less the aggregate amount of any outstanding CWE guarantees of Vendor Financings.

               BORROWING BASE DEFICIENCY means the term "Borrowing Base Deficiency" is used herein as defined in Section 9(b) hereof.

               BORROWING DATE means the date elected by the Borrower pursuant to
         (i) Section 2(c) hereof for an Advance on the Revolving Loan or (ii)
         Section 4(c) hereof for a change in interest rate placement on the Revolving Loan.

               BUSINESS DAY shall mean (i) with respect to any borrowing, payment or note selection of Eurodollar Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Dallas, Texas and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Dallas, Texas.

               COLLATERAL is used herein as defined in Section 6 hereof.

               COMMITMENT PERCENTAGE means the percentage of the Revolving Commitment that each Bank is severally obligated to fund hereunder, which, as of the date of this Agreement is:

               BANK ONE, NA                                         40%
               UNION BANK OF CALIFORNIA, N.A.                       40%
               BANK OF SCOTLAND                                     20%

               CURRENT ASSETS means the sum of the Williams Consolidated Entities' current assets, determined in accordance with GAAP, plus any unused portion of the Elected Borrowing Limit, less (i) any current assets attributable to Vendor Financing transactions and (ii) any amount required to be included in Current Assets as a result of the application of FASB Statement 133.

               CURRENT LIABILITIES means the total of the Williams Consolidated Entities' current liabilities, determined in accordance with GAAP, excluding therefrom (i) trade and revenue payables arising from Vendor Financings, (ii) current maturities outstanding under the Notes, and
         (iii) any amount required to be included in Current Liabilities as the result of the application of FASB Statement 133.

               DEBT means all amounts outstanding on the Revolving Commitment.

               DEFAULTING BANK is used herein as defined in Section 3(f) hereof.

               EBITDAX means the Williams Consolidated Entities' Net Income (excluding from such Net Income any non-cash gains or losses as a result of the application of FASB Statement 133, non-cash stock base compensation and income attributable to Vendor Financing) plus the sum of (i) income tax expense (excluding income tax expense related to the sale or disposition of assets, the gains or losses from which are excluded in the determination of the Williams Consolidated Entities' Net Income), (ii) interest expense, (iii) depreciation, depletion and amortization expense, and (iv) exploration expenses for the most recent fiscal quarter annualized.

               EFFECTIVE DATE means the date of this Agreement.

               ELECTED BORROWING LIMIT is used herein as defined in Section 7(c) hereof.

               ELIGIBLE ASSIGNEE means any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrowers shall be an Eligible Assignee.

               ENGINEERED VALUE is used herein as defined in Section 12(p) hereof.

               ENVIRONMENTAL LAWS means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A.ss.9601, ET SEQ., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A.ss.6901, ET SEQ., the Clean Water Act, 33 U.S.C.A.ss.1251, et seq., the Clean Air Act, 42 U.S.C.A.ss.1251, ET SEQ., the Toxic Substances Control Act, 15 U.S.C.A.ss.2601, ET SEQ., The Oil Pollution Act of 1990, 33 U.S.G.ss.2701, ET SEQ., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C.ss.9601, ET -- seq., as amended, as each of the foregoing may be amended from time to time.

               ENVIRONMENTAL LIABILITY means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which would individually or in the aggregate have a Material Adverse Effect.

               ENVIRONMENTAL LIEN means a Lien in favor of any court, governmental agency or instrumentality or any other person (i) for any Environmental Law or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

               ERISA means the Employee Retirement Income Security Act of 1974, as amended.

               EURODOLLAR BASE RATE means with respect to each Interest Period, the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Agent (at approximately 10:00 a.m., Dallas, Texas time three Business Days prior to the first day of each Interest Period) in the

         London interbank market for delivery on the first day of such Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates. Each determination of the Eurodollar Base Rate by the Agent shall, in the absence of error, be conclusive and binding.

               EURODOLLAR LOAN means any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

               EURODOLLAR MARGIN means the fluctuating Eurodollar Margin in effect from day to day shall be:

                    (i) two percent (2.0%) per annum whenever the Total
               Outstandings are greater than 75% of the Elected Borrowing Limit in effect at the time in question;

                    (ii) one and three-quarters percent (1.75%) per annum
               whenever the Total Outstandings are greater than 50%, but less than or equal to 75%, of the Elected Borrowing Limit in effect at the time in question;

                    (iii) one and one-half percent (1.50%)per annum whenever the
               Total Outstandings are greater than 25%, but less than or equal to 50%, of the Elected Borrowing Limit in effect at the time in question;

                    (iv) one and one-quarter percent (1.25%), whenever the Total
               Outstandings are 25% or less of the Elected Borrowing Limit in effect at the time in question.

               EURODOLLAR RATE means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the Eurodollar Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the (ii) Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100th of one percent if the rate is not such a multiple.

               EVENT OF DEFAULT is used herein as defined in Section 14 hereof.

               FINANCIAL STATEMENTS means the Williams Consolidated Entities' consolidated balance sheets, income statements and statements of cash flow prepared in accordance with GAAP.

               GAAP means generally accepted accounting principles, consistently applied.

               GOOD AND DEFENSIBLE TITLE means title held by the Borrower and Guarantor that is free from defects as would cause a reasonable doubt in the mind of a reasonable and prudent purchaser in the area where theCollateral is situated and cause him if he were purchasing such Collateral to refuse to accept such Collateral at its full agreed value. The title of Borrower and Guarantor may be subject to drilling obligations in leases, farmout agreements, operating agreements, covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which collectively do not interfere with the occupation, use and enjoyment of such Collateral in the normal course of business as presently conducted or contemplated to be conducted by Borrower and Guarantor or materially impair the value thereof for such business.

               INTEREST PAYMENT DATE means the earlier of (i) the last day of each Interest Period or (ii) the last day of each calendar quarter.

               INTEREST PERIOD means with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3), four (4) or six (6) months thereafter as selected by the Borrower pursuant to Section 4(a)(ii) and
         (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3), four (4) or six (6) months thereafter, as selected by the Borrower pursuant to Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

               LETTERS OF CREDIT is used herein as defined in Section 2(c) hereof.

               LIEN means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

               LOAN DOCUMENTS means this Agreement, the Note, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

               MAJORITY BANKS means banks holding at least 66-2/3% ownership of the Revolving Commitment.

               MATERIAL ADVERSE EFFECT means any Material Adverse Effect on the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower and Guarantor, taken as a whole, from those reflected in the Financial Statements of Borrower and Guarantor or from the facts represented or warranted in this Agreement or any other Security Instrument.

               MATURITY DATE means July 31, 2004.

               MAXIMUM RATE means at the particular time in question, the maximum rate of interest which, under applicable law, may then be charged. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each such change in the Maximum Rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

               MONTHLY COMMITMENT REDUCTION is used herein as defined in Section 7(d) hereof.

               NEGATIVE PLEDGE PROPERTY means all producing oil and gas properties and interests, from time to time, of Borrower or Guarantor which are not mortgaged or pledged to the Banks.

               NET INCOME means the Williams Consolidated Entities' Net Income determined in accordance with GAAP.

               NOTES means the Revolving Notes.

               NOTICE OF BORROWING is used herein as defined in Section 2(d) hereof.

               OIL AND GAS PROPERTIES means all oil, gas and mineral properties and interests, and related personal properties, in which Borrower or Guarantor has granted and hereinafter grants (to the satisfaction of Agent) to Banks a first and prior lien and security interest.

               PAYOR is used herein as defined in Section 3(h) hereof.

               PERMITTED LIENS means (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by Borrower or Guarantor with respect to the Oil and Gas Properties if the net cumulative effect of such burdens does not operate to deprive Borrower or Guarantor of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests); (ii) statutory liens, including liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or Guarantor has set aside on its books adequate reserves in accordance with GAAP); (iii) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's or Guarantor's assets or properties; (iv) materialmen's, mechanic's, repairman's, employee's, contractor's, sub-contractor's, operator's and other Liens incidental to the construction, maintenance, development or operation of Borrower's or Guarantor's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or Guarantor has set aside on its books adequate reserves in accordance with GAAP); (v) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's or Guarantor's assets and properties which were in existence at the time Borrower's or Guarantor's assets and properties were originally acquired by Borrower or Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's or Guarantor's assets and properties, considered in the aggregate; (vi) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (vii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; (viii) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's or Guarantor's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (ix) landlords liens; (x) liens created by or pursuant to this Agreement or the Security Instruments; (xi) liens existing at the date of this Agreement which have been disclosed to Banks in Borrower's or Guarantor's Financial Statements or identified on Schedule "1" hereto; and (xii) liens arising from indebtedness incurred by Borrower or Guarantor, which indebtedness is described in Section 13(b). Provided, however, that the definition of the term "Permitted Liens" does not include liens of any kind or character which are prior by perfection to the liens on the Collateral held by the Banks, or which may, by operation of law, become prior to such liens held by the Banks.

               PERSON means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               PLAN means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its respective employees.

               PRE-APPROVED CONTRACT as used herein shall mean any contracts or agreements entered into in connection with any Rate Management Transaction designed to hedge, provide a price floor for, or swap crude oil or natural gas in volumes not exceeding (i) 100% of the Borrower's anticipated production from proved, developed producing reserves of crude oil, and/or (ii) 100% of the Borrower's anticipated production from proved, developed producing reserves of natural gas, during the period from the immediately preceding settlement date (or the commencement of the term of such hedge transactions if there is no prior settlement date) to such settlement date, (ii) with a maturity of twenty-four (24) months or less, (iii) with "strike prices" per barrel or Mmbtu greater than Agent's forecasted price in the most recent engineering evaluation of Borrower's Oil and Gas Properties, adjusted for the difference between the forecasted price and the Borrower's actual product price as reasonably determined by the Agent, and (iv) with counterparties to the hedging agreement which are otherwise reasonably approved by Agent.

               PRIME RATE means the corporate base rate of interest announced from time to time by Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said Prime Rate changes.

               RATE MANAGEMENT TRANSACTION means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

               REGULATION D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

               REIMBURSEMENT OBLIGATIONS means, at any time, the obligations of the Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

               RELEASE PRICE is used herein as defined in Section 13(e) hereof.

               REQUIRED PAYMENT is used herein as defined in Section 3(h) hereof.

               RESERVE REQUIREMENT means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

               REVOLVING COMMITMENT means, subject to the provisions of Section 2(a) hereof, as to all Banks, the lesser of (i) $100,000,000.00 or (ii) the Elected Borrowing Limit, and as to each Bank its obligation to make a Revolving Loan in the amount of the lesser of (i) its Commitment Percentage times $100,000,000, or (ii) its Commitment Percentage times the Elected Borrowing Limit.

               REVOLVING LOAN means a loan or loans made under the Revolving Commitment pursuant to Section 2(a) hereof.

               REVOLVING NOTES means the Revolving Notes, in substantially in the form of Exhibit "B" issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or any part thereof.

               SECURITY INSTRUMENTS means the term Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements and Assignments of Production and Financing Statements, and other collateral documents covering certain of Borrower's and Guarantor's oil, gas and mineral properties and interest, and related personal property, and all amendments and supplements thereof, all pledge agreements covering stock and notes, and other collateral documents covering other collateral, all such documents to be in form and substance satisfactory to Agent.

               SUBSIDIARIES means Warrior, Clajon Industrial Gas, Inc., Guarantor, Clayton Williams Venezuela, Inc., Clayton Williams Trading Company, Clayton Williams Pipeline Corporation and any other corporation or entity of which voting securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time owned directly or indirectly by Borrower.

               TOTAL OUTSTANDINGS means as of any date, the total principal balance outstanding on the Notes plus the total face value of all outstanding Letters of Credit.

               UNSCHEDULED REDETERMINATIONS means a redetermination of Borrowing Base made at any time other than the date set for the regular semi-annual redetermination of the Borrowing Base which are made at the request of either Borrowers or Majority Banks.

               UNUSED PORTION FEE is used herein as defined in Section 8(a) hereof.

               VENDOR FINANCINGS means non-recourse vendor financings by CWE or its Subsidiaries for services, equipment or materials on other than customary trade payable terms.

               WILLIAMS CONSOLIDATED ENTITIES means CWE and its Subsidiaries which are consolidated with it under GAAP.

2.       COMMITMENTS OF THE BANKS.

         (a) TERMS OF REVOLVING COMMITMENT. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to Borrower from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. Provided, however, that notwithstanding anything to the contrary contained herein, but subject to the right of Borrower under Section 9(b) hereof, the Total Outstandings, as of any date, shall never exceed the lesser of (i) $100,000,000.00, or (ii) the Borrowing Base.

The obligation of each Bank to make Advances under the Revolving Commitment shall be limited to such Bank's Commitment Percentage of such Advance. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default. Borrower shall have the option pursuant to Section 4 hereof to determine whether Advances hereunder shall be made as Base Rate Loans or Eurodollar Loans. Each Advance made as a Prime Rate Loan shall be an aggregate amount of at least $100,000 or a whole number multiple thereof. Each Advance made as a Eurodollar Loan shall be in an aggregate amount of at least $250,000, or in integral multiples thereof. No more than two (2) Eurodollar tranches may be outstanding at any time.

         (b) LETTERS OF CREDIT. On the terms and conditions hereinafter set forth, Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of Borrower issue Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Ten Million Dollars ($10,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Revolving Commitment for Borrowing Base purposes and all payments made by Agent (or by another issuing Bank) on such Letters of Credit shall be considered as Advances under the Revolving Notes. The obligations of the Agent or any other issuing Bank on such Letters of Credit shall be secured by all of the Collateral. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower, (ii) have an expiration date not exceeding the earlier of (A) two (2) years from the date of their issuance, or (B) the Maturity Date, and (iii) contain such other terms and provisions as may be required by Agent or the issuing Bank. In the event that at the Maturity Date there are outstanding Letters of Credit with expiration dates beyond the Maturity Date, Borrower and Banks agree that all Collateral pledged to secure the Notes and the other obligations of Borrower hereunder and under the other documents executed in connection herewith shall continue to secure the obligations of Borrower to Agent or other issuing Bank on such outstanding Letters of Credit until such time as either (a) all such Letters of Credit have expired by their terms or (b) the Agent or other issuing Bank has received indemnification from a party satisfactory to the Agent or the other issuing Bank, as the case may be, as to Borrower's obligations under any such outstanding Letters of Credit. Each Bank (other than the Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, its Commitment Percentage of the Agent's liability under such Letter of Credit. Upon delivery by such Bank of funds to pay and discharge such liability, such Bank shall be treated as having purchased a participating interest in an amount equal to the amount of such funds delivered to the Agent by such Bank in the obligation of Borrower to reimburse Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit. Each such payment by such Bank shall be considered an Advance under its Note and shall bear interest at the rates specified in Section 4 hereof. The Borrower hereby conditionally agrees to pay and reimburse the Agent for its own account and for the account of each Bank providing funds for the purchase of a participation in such Letter of Credit for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(c) hereof.

         (c)   PROCEDURE FOR ADVANCES ON THE REVOLVING LOAN. Whenever
Borrower desires an Advance on the Revolving Loan, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of Base Rate Loans; and (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the borrowing constituting Base Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed borrowing is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and
(v) the date upon which disbursement is required. Upon receipt of such notice, Agent shall advise each Bank thereof. Not later than 1:00 p.m., Dallas, Texas time, on the date upon which the Advance is to be made, each Bank shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, in immediately available funds, its pro rata share of the requested Advance. Not later than 2:00 p.m., Dallas, Texas time, on the date for which the Advance was requested, Agent shall make available to Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to Borrower in acting upon any notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(c). Upon funding of Advances by Banks in accordance with this Agreement pursuant to any such notice, Borrower shall have effected Advances hereunder.

         (d) PROCEDURE FOR OBTAINING LETTERS OF CREDIT. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(b) shall be designated by Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit on the customary forms of the Agent pertaining to such Letters of Credit. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the amount of the outstanding Letters of Credit exceed Ten Million Dollars ($10,000,000.00) or (B) the amount thereof when added to the amount of all outstanding Letters of Credit and all amounts outstanding under the Notes would exceed the Revolving Commitment. Borrower agrees to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) at the rate of the greater of (i) 1-1/2% per annum on the maximum face amount of the Letter of Credit or (ii) $400.00. Such commission shall be payable prior to the issuance of the Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

         (e) SEVERAL OBLIGATIONS. The obligations of the Banks under the Revolving Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall ever be required to lend hereunder any amount in excess of its legal lending limit.

3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

         (a) FORM OF REVOLVING NOTES. The Revolving Loan shall be evidenced by three Revolving Notes in the aggregate face amount of $100,000,000 and shall be in the form of the Note attached hereto as Exhibit "B" with appropriate insertions. Notwithstanding the principal amount of the Revolving Notes, as stated on the face thereof, the actual principal amount due from Borrower to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Interest in respect thereof shall be payable only for the period during which the Revolving Loan evidenced thereby is outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loan.

         (b) INTEREST RATES. The unpaid principal balance of the Revolving Notes shall bear interest from time to time at a rate of interest determined from time to time depending on the option or options selected by Borrower pursuant to Section 4(a) hereof.

         (c) PAYMENT OF INTEREST. Interest on the Notes shall be payable as specified in Section 4 hereof.

         (d) PAYMENT OF PRINCIPAL. The entire unpaid principal balance of the Revolving Notes shall be due and payable on the Maturity Date.

         (e) ISSUANCE OF ADDITIONAL NOTES. At the Effective Date there shall be outstanding three Revolving Notes, one in the face amount of $40,000,000 payable to order of Bank One, one in the face amount of $40,000,000 payable to the order of Union and one in the face amount of $20,000,000 payable to the order of BOS. From time to time during the period from the Effective Date to the Maturity Date, additional Notes may be issued to the Banks and other Banks as such other Banks become parties to this Agreement. The face amount of each such new Revolving Note shall be in an amount equal to the Commitment Percentage of such Bank times $100,000,000. The aggregate face amount of all such Revolving Notes issued and outstanding as of any date shall never exceed $100,000,000. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's commitment hereunder.

         (f) PAYMENT TO BANKS. Each Bank's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

         (g) SHARING OF PAYMENTS. If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         (h) NON-RECEIPT OF FUNDS BY AGENT. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

4.       INTEREST RATES.

         (a)   OPTIONS.

               (i) BASE RATE LOANS. On all Base Rate Loans, the Borrower agrees to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or
         (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(d) hereof, the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

               (ii)  EURODOLLAR LOANS. On all Eurodollar Loans, the
         Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate. Interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Upon three (3) Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three
         (3), four (4) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

         (b) INTEREST RATE DETERMINATION. The Agent shall determine each interest rate applicable to the Revolving Loan hereunder. The Agent shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

         (c) CONVERSION OPTION. Borrower may elect from time to time (i) to convert all of any part of its Eurodollar Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on either of the Notes.

         (d) RECOUPMENT. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Notes equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or 4(a)(ii), as the case may be, had at all times been in effect.

5.       SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS.

         (a) UNAVAILABILITY OF FUNDS OR INADEQUACY OF PRICING. In the event that, in connection with any proposed Eurodollar Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Banks of funding Eurodollar Loan for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loan into Eurodollar Loan shall be suspended, and all loans to Borrower shall be Base Rate Loan during the period of suspension.

         (b) CHANGE IN LAWS. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower in writing and such Bank's obligation to make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loans owed to such Bank, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Base Rate Loan.

               (c)   INCREASED COST OR REDUCED RETURN.

                    (i) If, after the date hereof, the adoption of any
               applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                         (A) shall subject such Bank to any tax, duty, or other
                    charge with respect to any Eurodollar Loan, its Notes, or its obligation to make Eurodollar Loan, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any Eurodollar Loan (other than franchise taxes and taxes imposed on the overall net income of such Bank);

                         (B) shall impose, modify, or deem applicable any
                    reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Commitment of such Bank hereunder; or

                         (C) shall impose on such Bank or on the London
                    interbank market any other condition affecting this

                     Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

               and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any Eurodollar Loan, then Borrower shall pay to such Bank on demand such amount or amounts as will reasonably compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this Section 5(c), Borrower may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue Eurodollar Loans, or to convert all or part of the Eurodollar Loans owing to such Bank to Base Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                    (ii) If, after the date hereof, any Bank shall have
               determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction.

                    (iii) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                    (iv) Any Bank giving notice to the Borrower through the
               Agent pursuant to Section 5(c) shall give to the Borrower a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

                    (v) Within five (5) Business Days after receipt by the
               Borrower of any notice referred to in Section 5(c), the Borrower shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be.

               (d) DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such Eurodollar Loan and bearing an interest rate to the applicable interest rate for such Eurodollar Period.

               (e) BREAKAGE FEES. Without duplication under any other provision hereof, if any Bank incurs any loss, cost or expense including, without limitation, any loss of profit or loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

                    (i) any payment, prepayment or conversion of a Eurodollar
               Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                    (ii) any failure to make a principal payment of a Eurodollar
               Loan on the due date thereof; or

                    (iii) any failure by the Borrower to borrow, continue,
               prepay or convert to a Eurodollar Loan on the dates specified in a notice given pursuant to Section 2(c) or 4(c) hereof;

         then the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense inreasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

         6. COLLATERAL SECURITY. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modification and renewals thereof, and substitutions therefore, Borrower has heretofore granted and assigned to the Agent, for the ratable benefit of the Banks, and shall herewith and hereafter grant and assign to Agent, for the ratable benefit of the Banks, a first and prior security interest and lien on the Oil and Gas Properties, the stock of certain of the Subsidiaries, and the other collateral. Guarantor has heretofore executed and delivered its guaranty agreement guaranteeing the prompt payment and performance of Borrower's obligations hereunder and under the Notes. As security for the performance of its guaranty agreement, Guarantor has heretofore granted to Agent, for the ratable benefit of the Banks, and shall herewith and hereafter grant and assign to Agent, for the ratable benefit of Banks, a first and prior lien on its Oil and Gas Properties. Guarantor shall execute this Agreement to confirm its consent to (i) the execution of the Agreement by Borrower, and (ii) the amendments contained therein. Obligations arising from Rate Management Transactions between Borrower, any Guarantor or one or more of the Banks or any Affiliate of any of the Banks providing for the hedging, forward swap or sale of crude oil or natural gas or interest rate protection shall be secured by the Collateral (as hereinafter defined) on a pari passu basis with the indebtedness and obligations of the Borrower and the Guarantor under the Loan Documents. All Oil and Gas Properties, oil and gas related equipment, inventory and receivables, stock, notes and other collateral in which Borrower or Guarantor has heretofore or hereafter grants to the Agent, for the ratable benefit of the Banks, a first and prior lien (to the satisfaction of the Banks) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

         The granting and assigning of such security interests and liens by Borrower shall be pursuant to Security Instruments in form and substance satisfactory to the Agent. Borrower and Guarantor shall furnish to the Agent the mortgage and title opinions and other documents satisfactory to Agent with respect to the title and lien status of its interests in such of the Oil and Gas Properties covered by the Security Instruments as required in Section 12(n) and
(o) hereof. Borrower and Guarantor will cause to be executed and delivered to the Agent, for the ratable benefit of the Banks, in the future, additional Security Instruments if the Agent deems such are necessary to insure perfection or maintenance of their security interests and liens in the Collateral or any part thereof.

         7.    BORROWING BASE.

              (a) INITIAL BORROWING BASE. During the period from the date hereof to the next determination date, the Borrowing Base shall be $75,000,000.00.

              (b) SUBSEQUENT DETERMINATIONS OF BORROWING BASE. Subsequent determinations of the Borrowing Base shall be made by Banks at least semi-annually and the Banks may make a redetermination at any time and shall make a redetermination if and when requested by Borrower. In connection with each such determination of the Borrowing Base, the Banks shall also determine the Monthly Commitment Reduction. Such Borrowing Base and Monthly Commitment Reduction determinations shall be made on or before each November 20 and May 20, commencing November 20, 2001, the same to be effective as of each November 1 and May 1, commencing November 1, 2001, and at such other dates as determined at the discretion of Majority Banks. Borrower may likewise request more frequent Borrowing Base redeterminations and Banks shall make the same if and when requested. In making such determinations, Banks may utilize such reports and appraisals as Borrower may furnish to Banks through Agent under other provisions hereof with respect to the Collateral, including the information required pursuant to Section 12(a)(iii),
         (iv), (v) and (vi), together with such other data as Banks may deem appropriate under the then circumstance, including, without limitation, cash flow and projections of cash flow, provided that nothing herein shall be construed to require that Banks or Agent shall or should obtain and pay for any reports, appraisals or other data from third parties in connection therewith. The procedure for determining the Borrowing Base and the Monthly Commitment Reduction at each redetermination shall be that the Agent shall determine the Borrowing Base and Monthly Commitment Reduction and submit the same to the Banks. Increases in the Borrowing Base shall require the approval of all Banks, but all other changes in the Borrowing Base and Monthly Commitment Reduction shall require approval of Majority Banks. Provided, however, that at any time the Williams Consolidated Entities' ratio of Current Assets to Current Liabilities is less than 1.0 to 1.0 as of the most recent quarter end, the Borrowing Base and the Monthly Commitment Reduction shall require approval of all Banks. Such determinations shall be made by Banks in accordance with their respective customary practices and standards for loans in similar amounts to borrowers similarly situated, at the times and under the circumstances then prevailing which are considered by each Bank in its discretion, subject only to the requirement that such determination shall be reasonable and made in good faith. If at any time any of the Collateral is sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 13(e) hereof. If a non-scheduled Borrowing Base redetermination is made, such non-scheduled redetermined Borrowing Base shall become effective immediately upon Agent giving notice thereof to the Borrower. Provided, however, that no Bank shall ever have an obligation to designate a Borrowing Base in an amount such that such Bank's Commitment Percentage thereof is in excess of its legal or internal lending limits.

               (c) VOLUNTARY DECREASES IN BORROWING BASE. Within ten (10) Business Days after notification to Borrower of a Borrowing Base redetermination pursuant to the provisions of this Section 7, Borrower may notify Agent as to what portion of the Borrowing Base they desire access (the "Elected Borrowing Limit"). Thereafter, Borrower may obtain Revolving Loans which do not exceed the lesser of (i) $100,000,000, or
         (ii) the Elected Borrowing Limit until the next Borrowing Base redetermination, subject to the provisions of Section 9(b) hereof. If no such notification is received by Agent, the Elected Borrowing Limit shall be the lesser of $100,000,000 or the Borrowing Base as so determined.
                                      -21-

               (d) MONTHLY COMMITMENT REDUCTION. The Borrowing Base shall be reduced as of the last day of each month after the Effective Date by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). Beginning June 1, 2001, the Monthly Commitment Reduction shall be $0 per month until redetermined pursuant to Section 7(b) hereof.

         8.    FEES.

               (a) UNUSED PORTION FEE. In consideration of the Revolving Commitment, Borrower shall pay to Agent, for the ratable benefit of Banks, an Unused Portion Fee (hereinafter referred to as the "Unused Portion Fee") equivalent to one-quarter of one percent (1/4%) per annum of the differential between the average Elected Borrowing Limit and the Total Outstandings for the preceding three months. The Unused Portion Fee shall be payable in arrears on the last Business Day of each January, April, July and October, commencing on July 31, 2001. All amounts due under Section 8(a) of the Seventh Restated Loan Agreement as of the Effective Date as Unused Portion Fees shall be paid to Agent on the Effective Date. The final fee payment shall be due on the Maturity Date for any period then ending for which the Unused Portion Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such quarterly period, Borrower shall pay to Banks, on the date of such termination, the prorated portion of the total Unused Portion Fee due for such of the period in which such termination occurs.

               (b) BORROWING BASE INCREASE FEE. Borrower agrees to pay to Agent, for the ratable benefit of Banks, a Borrowing Base Increase Fee (hereinafter referred to as the "Borrowing Base Increase Fee") equal to one-half of one percent (.50%) of the amount of any increase in the Elected Borrowing Limit from the amount of the Elected Borrowing Limit as of the preceding determination date but only to the extent that any such newly determined Elected Borrowing Limit is in excess of $75,000,000. Said fee to payable upon notice to Borrower of such increase.

               (c) LETTER OF CREDIT FEE. Borrower agrees to pay to Agent, for the benefit of the issuing Banks, commissions for issuing Letters of Credit in the amounts and at the rates set forth hereinabove in Section 2(d).

               (d) AGENCY FEE. Borrower agrees to pay to Agent an Agency Fee for its services as Agent hereunder in an amount negotiated between Borrower and Agent.

         9.    PREPAYMENTS.

               (a) VOLUNTARY PREPAYMENTS. Borrower may at any time and from time to time, without penalty or premium, make voluntary prepayments in whole or in part on the Notes. Each such prepayment shall be made on at least one (1) Business Day's notice to Agent and shall be in an amount of $100,000 or any larger multiple thereof plus accrued interest thereon to the date of prepayment.

               (b) MANDATORY PREPAYMENT. In the event the Total Outstandings ever exceed the Borrowing Base as determined by the Banks pursuant to
         Section 7 hereof (a "Borrowing Base Deficiency"), Borrower shall, within thirty (30) days after notification from Agent either (A) by instruments satisfactory in form and substance to Banks, provide the Banks with additional collateral with value and quality satisfactory to Banks in their sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess, or (C) prepay, without premium or penalty, the amount of such excess in five (5) equal monthly installments due and payable on the last Business Day of each of the next five (5) consecutive months, or (D) elect to convert the entire principal amount of the Notes to a term obligation with monthly installments of principal and interest due and payable on the last Business Day of each month from the date of such conversion to the Maturity Date, each such installment payment to be in the amount of accrued interest plus an amount of principal equal to the greater of (i) 1/36th of the outstanding balance on the date of conversion or (ii) an amount determined by dividing the principal amount outstanding on the date of the conversion by the estimated economic half-life of the Oil and Gas Properties expressed in terms of months, as determined by the Agent in its sole and absolute discretion reasonably exercised. Notwithstanding any of the foregoing, all unpaid principal and interest shall be due and payable on the Maturity Date. Provided, however, that in the event the Borrower elects option (C) above, the Borrowing Base Deficiency must be cured at the end of the installment period specified above or the entire outstanding principal balance due on the Notes shall immediately convert to a term loan payable in accordance with the payment provisions set forth in subsection (D) above. Provided, further, however, that during the five (5) month prepayment period specified in subsection (C) above, Borrower may elect at any time to convert to a term loan pursuant to subsection (D) above. The determination of whether Borrower has cured any such Borrowing Base Deficiency at the end of the installment period specified in (C) above, shall be made by the Banks in their sole and absolute discretion based upon an unscheduled Borrowing Base redetermination made pursuant to
         Section 7(b) of this Agreement.

         10. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, Borrower hereby represents and warrants to the Banks (which representations and warranties will survive the delivery of the Notes) that:

               (a) CREATION AND EXISTENCE. Borrower and Guarantor are corporations duly organized and validly existing in good standing under the laws of their state of incorporation and are duly qualified as a foreign corporation in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower and Guarantor have all the power and authority to own their properties and assets and to transact the business in which they are engaged.

               (b) POWER AND AUTHORIZATION. Borrower and Guarantor have the power and requisite authority, and has taken all action necessary, to execute, deliver and perform the Loan Documents.

               (c) BINDING OBLIGATIONS. This Agreement does, and the Notes and other Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the enforcement of creditors' rights and subject to availability of equitable remedies).

               (d) NO LEGAL BAR OR RESULTANT LIEN. The Notes and the Security Instruments, including this Agreement, do not and will not conflict with or violate any provisions of the articles of incorporation or bylaws of Borrower or Guarantor or, except as disclosed to Banks prior to the Effective Date hereof, any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or Guarantor, other than those contemplated by this Agreement which conflict, violation, creation or imposition is reasonably expected to have a Material Adverse Effect.

               (e) NO CONSENT. The execution, delivery and performance by Borrower or Guarantor of the Notes and the Security Instruments, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

               (f) FINANCIAL CONDITION. The Financial Statements of the Williams Consolidated Entities which have been delivered to Banks are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of the Williams Consolidated Entities as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Williams Consolidated Entities which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "1" attached hereto. The Financial Statements which have been delivered to Banks have been prepared substantially in accordance with GAAP.

               (g) LIABILITIES. Neither Borrower nor Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements or in Schedule "2" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or Guarantor which is reasonably expected to have a Material Adverse Effect.

               (h) LITIGATION. Except as described in the Financial Statements or as otherwise disclosed to the Banks in Schedule "3" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower or

         Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

               (i) TAXES; GOVERNMENTAL CHARGES. Borrower and Guarantor have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon them or their respective assets, properties or income which are due and payable, including interest and penalties, or have provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

               (j) TITLES, ETC. Borrower and Guarantor have Good and Defensible title to all of the Collateral pledged or mortgaged by them except for defects which are not reasonably expected to have a Material Adverse Effect, free and clear of all liens or other encumbrances, except Permitted Liens; and Borrower and Guarantor, to the best of their knowledge after the exercise of such due diligence as a reasonable person would have done under the same or similar circumstances, have Good and Defensible Title to their other assets and properties (except for (i) undeveloped oil and gas properties, and (ii) defects which are not reasonably expected to have a Material Adverse Effect), free and clear of all liens or other encumbrances, except Permitted Liens.

               (k) DEFAULTS. Neither Borrower nor Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

               (l) CASUALTIES; TAKING OF PROPERTIES. Since the dates of the latest Financial Statements delivered to Banks, neither the business nor the assets or properties of Borrower or Guarantor have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy that would reasonably be expected to have a Material Adverse Effect.

               (m) USE OF PROCEEDS; MARGIN STOCK. The proceeds of the loans hereunder will be used by Borrower for working capital, acquisition, letters of credit and general corporate purposes. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part
         221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

               Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

               (n) LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of Borrower is located at the address stated in Section 16 hereof.

               (o) COMPLIANCE WITH THE LAW. To the best of Borrower's and Guarantor's knowledge, they:

                   (i) are not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or Guarantor, or any of their assets or properties are subject; or

                   (ii) have not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

               (p) NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished by Borrower or Guarantor to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

               (q) ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower.

               (r) PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (s) ENVIRONMENTAL MATTERS. Except as disclosed on Schedule "4", neither Borrower nor Guarantor (i) has received notice or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with
         (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) to the knowledge of Borrower and Guarantor, have threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which would individually or in the aggregate have a Material Adverse Effect or (iii) have received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or Guarantor is or may be liable.

              (t) GUARANTOR. CWE owns one hundred percent (100%) of the issued and outstanding equity securities of Guarantor.

         11.   CONDITIONS OF LENDING.

               (a) The effectiveness of this Agreement and the obligation of the Banks to make the initial Advance under the Revolving Commitment shall be subject to the following conditions precedent:

                   (ii) EXECUTION AND DELIVERY. Borrower shall have executed and delivered to the Agent this Agreement, the Notes, the Security Instruments and other required documents, and Guarantor shall have executed and delivered to the Agent its guaranty agreement, all in form and substance satisfactory to the Banks;

                   (iii) CORPORATE RESOLUTIONS AND INCUMBENCY. The Agent shall have received appropriate (i) corporate resolutions for each Borrower and Guarantor, and (ii) incumbency certificates for each Borrower and Guarantor;

                   (iv) SEC FILINGS. The Banks shall have received copies of all documents filed by Borrower with the Securities and Exchange Commission prior to the Effective Date;

                   (v) NO EVENT OF DEFAULT. No Event of Default shall have
               occurred and be continuing;

                   (vi) NO MATERIAL ADVERSE CHANGE. No material adverse change in the consolidated financial condition of the Borrower shall have occurred;

                   (vii) OTHER DOCUMENTS. The Banks shall have received such
               other instruments and documents incidental and appropriate to the transaction provided for herein as the Banks or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Banks; and

                   (viii) LEGAL MATTERS SATISFACTORY. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Banks retained at the expense of Borrower.

               (a) The obligation of the Banks to make any Advance (including the initial Advance) or issue any Letter of Credit on the Revolving Commitment shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                   (ix) REPRESENTATION AND WARRANTIES. With respect to any
               Advance, the representations and warranties of Borrower and Guarantor under this Agreement (excluding, however, the representations and warranties set forth in Sections 10(h) and 10(s) as to any matter which has theretofore been disclosed in writing by Borrower to the Banks, but as to which Borrower and Guarantor represent and warrant as of the date of the requested Advance or issuance of Letter of Credit that the matters so disclosed are not reasonably expected to have a Material Adverse Effect) are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                   (x) NO EVENT OF DEFAULT. No Event of Default shall have
               occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                   (xi) OTHER DOCUMENTS. The Banks shall have received such
               other instruments and documents incidental and appropriate to the transaction provided for herein as the Banks or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Banks; and

                   (xii) LEGAL MATTERS SATISFACTORY. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Banks retained at the expense of Borrower.

         12.   AFFIRMATIVE COVENANTS. A deviation from the provisions of this
Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Banks. Without the prior written consent of Majority Banks, Borrower and Guarantor (to the extent applicable thereto) will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as any indebtedness or obligation of Borrower under the Loan Documents is outstanding or any part of the Revolving Commitment is in existence.

               (a) FINANCIAL STATEMENTS AND REPORTS. Borrower shall promptly furnish to the Banks from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Banks may reasonably request, and will furnish to the Banks:

                    (i) ANNUAL FINANCIAL STATEMENTS - as soon as available, and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Williams Consolidated Entities, the annual audited Financial Statements of the Williams Consolidated Entities prepared Arthur Andersen, L.L.P. or by another independent accounting firm satisfactory to Majority Banks;

                    (ii) QUARTERLY FINANCIAL STATEMENTS - as soon as available, and in any event sixty (60) days after the end of each calendar quarter (except the last calendar quarter) of each year, the quarterly unaudited Financial Statements of the Williams Consolidated Entities;

                    (iii) RESERVE REPORTS ON OIL AND GAS PROPERTIES - no later than November 1 of each year beginning November 1, 2001 and at such other times as Banks shall request, an internally generated engineering report covering reserve and income projections for all Oil and Gas Properties (including those owned by Guarantor), which reports shall have an effective date of September 30 of each year. Borrower shall also furnish Banks on or before May 1 of each year beginning May 1, 2002 reserve reports and income projections for all Oil and Gas Properties, which reserve reports shall have an effective date of January 1 of each year and shall be prepared by Williamson Petroleum Consultants, Inc. (or other reservoir engineering firm satisfactory to Majority Banks), which January 1 effective date report shall be accompanied by internally generated information sufficient to allow such January 1 report and the information contained therein to be rolled forward to an effective date of March 31. All such engineering reports, shall be in a form acceptable to Agent and shall utilize oil and gas prices, escalation factors and discount rates currently then being used by Agent in its general petroleum lending business;

                    (iv) MONTHLY OPERATING AND PRODUCTION REPORTS. Borrower
               shall furnish Banks, within forty-five (45) days following the close of each month, oil and gas production reports (inclusive of prices received thereon), drilling and completion reports for the Williams Consolidated Entities;

                    (v) BUDGETS AND PROJECTIONS. On each June 1 and December 1
               Borrower shall furnish to Banks a budget and cash flow forecast for the Williams Consolidated Entities prepared on a twelve (12) month rolling forward basis with respect to their operations in a form satisfactory to Agent;

                    (vi) MONTHLY HEDGING REPORT. Borrower shall furnish Banks, within forty-five (45) days following the close of each month, a report of Rate Management Transactions, said information to be provided for both the subject month and on an aggregate basis for all such forward sales;

                   (vii) MONTHLY PAYABLES AGING REPORTS. Borrower shall furnish to Banks, within thirty (30) days following the close of each month, with a monthly payables aging report in a form satisfactory to Agent; and

                   (viii) ADDITIONAL INFORMATION. Promptly upon request of the
               Banks from time to time any additional financial information or other information that the Banks may reasonably request.

         All such reports referred to in Subsection 12(a) above shall be in such detail as the Banks may reasonably request.

               (b) CERTIFICATES OF COMPLIANCE. Concurrently with the furnishing of the annual Financial Statements pursuant to Subsection 12(a)(i) hereof and each of the quarterly Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Banks a certificate in the form of Exhibit "C" hereto, signed by a person duly authorized to execute such a certificate on behalf of Borrower (i) to the extent requested from time to time by the Banks, specifically affirming compliance of Borrower in all material respects with any of its representations or obligations under the Security Instruments; (ii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Section 13(c), 13(d) and 13(m) containing or accompanied by such financial or other details, information and material as the Banks may reasonably request to evidence such compliance; and (iii) certifying to the beneficial ownership of at least 20% of Borrower's stock by Clayton W. Williams Jr., and his affiliates (specifying such affiliates by name and providing the number of shares owned by each).

               (c) TAXES AND OTHER LIENS. Borrower and Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or Guarantor or upon the income or any assets or property of Borrower or Guarantor or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of Borrower or Guarantor; provided, however, that neither Borrower nor Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower or Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

               (d) COMPLIANCE WITH LAWS. Borrower and Guarantor will observe and comply with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, where the violation or failure to observe would be reasonably expected to have a Material Adverse Effect.

               (e) FURTHER ASSURANCES. Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Security Instruments, including this Agreement. Borrower and Guarantor at their sole expense will promptly execute and deliver to Banks upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

               (f) PERFORMANCE OF OBLIGATIONS. Borrower agrees to pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and Guarantor will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower or Guarantor under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

               (g) INSURANCE. Borrower and Guarantor now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and Guarantor in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in amounts customary in the industry for similarly situated business and properties, and (iii) to provide for such other matters as the Banks may reasonably require. Borrower and Guarantor shall at all times maintain insurance in amounts customary in the industry for similarly situated business and properties with respect to the Collateral against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Borrower and

         Guarantor shall at all times maintain insurance with respect to the Collateral which shall insure Borrower and Guarantor against seepage and pollution expense if deemed economical in the reasonable discretion of Borrower and Guarantor. Additionally, Borrower shall at all times maintain adequate insurance with respect to all of their other assets and wells in accordance with prudent business practices.

               (h) ACCOUNTS AND RECORDS. Borrower and Guarantor will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to their business and activities.

               (i) RIGHT OF INSPECTION. Borrower and Guarantor will permit any officer, employee or agent of the Banks to examine Borrower's or Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Banks may reasonably request. Banks will use their best efforts to keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Banks' officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein.

               (j) NOTICE OF CERTAIN EVENTS. Borrower and Guarantor shall promptly notify the Banks if Borrower or Guarantor learns of the occurrence of (i) any event which constitutes, or with the passage of time would constitute, an Event of Default, together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower, or any of the assets or properties of Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between Borrower or Guarantor and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in its reasonable opinion could be expected to have a Material Adverse Effect.

               (k) ERISA INFORMATION AND COMPLIANCE. Borrower will promptly furnish to the Banks immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in
         Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

               (l) ENVIRONMENTAL REPORTS AND NOTICES. Borrower and Guarantor will deliver to the Banks (i) promptly upon its becoming available, one copy of each report sent by Borrower or Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law (excluding, however, reports filed with the Texas Railroad Commission or any similar state or federal agency in the ordinary course of conducting

         Borrower's business where the report does not disclose, or is not in response to allegations of, violation by Borrower of an Environmental
         Law), (ii) notice, in writing, promptly upon Borrower's or Guarantor's learning that either of them have received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with
         (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower or Guarantor would have a duty to report to any court or government agency or instrumentality, or (z) the existence of any Environmental Lien on any properties or assets of Borrower or Guarantor, and Borrower or Guarantor shall immediately deliver a copy of any such notice to Banks.

               (m) MAINTENANCE. Borrower and Guarantor will, to the best of their ability, act prudently and in accordance with customary applicable industry standards in managing and operating their assets, properties, businesses and investments, and Borrower will use their best efforts to keep in good working order and condition, ordinary wear and tear excepted, all of Borrower's and Guarantor's assets and properties, including, but not limited to, the Collateral, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

               (n) TITLE MATTERS. Within one hundred twenty (120) days after the date of this Agreement, Borrower or Guarantor will provide such title opinions on the Oil and Gas Properties, if any, being pledged to Agent for the ratable benefit of the Banks pursuant to Security Instruments executed as of the date of this Agreement as are requested by Agent. As to any Oil and Gas Properties hereafter pledged to Agent for the ratable benefit of Banks, Borrower or Guarantor will promptly (but in no event more than one hundred twenty (120) days following such pledges), furnish Agent with title opinions reasonably satisfactory to Agent, showing Good and Defensible Title of Borrower or Guarantor to such Oil and Gas Properties subject only to Permitted Liens.

               (o) CURATIVE MATTERS. Within ninety (90) days after receipt by Borrower or Guarantor from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower or Guarantor will either (i) provide such curative information, in form and substance satisfactory to Banks, or (ii) substitute oil and gas properties of value and quality satisfactory to the Banks for all Oil and Gas Properties for which such title curative was requested but upon which Borrower or Guarantor elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions satisfactory to the Banks covering the Oil and Gas Properties so substituted.

               (p) ADDITIONAL COLLATERAL. Borrower agrees to regularly monitor engineering data covering all producing oil and gas properties and interests acquired by Borrower or Guarantor on or after the date hereof and to pledge or cause to be pledged such of the same to Agent for the ratable benefit of the Banks in substantially the form of the

         Security Instruments, as applicable, to the extent that the Banks shall at all times during the existence of the Revolving Commitment be secured by perfected liens and security interests covering (i) not less than ninety percent (90%) of the engineered value of all producing oil and gas properties of Borrower and Guarantor in the aggregate; and (ii) each and all such properties which have an engineered value of $100,000 or more. For the purposes of this Section 12(p), "Engineered Value" shall mean future net revenue discounted at eight percent (8%) per annum utilizing the set of pricing parameters used in the most current engineering report required pursuant to Section 12(a)(iii) hereof.

         13.   NEGATIVE COVENANTS. A deviation from the provisions of this
Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Banks. Without the prior written consent of Majority Banks, Borrower and Guarantor (to the extent applicable thereto) will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as any indebtedness or obligation of Borrower under the Loan Documents is outstanding or any part of the Revolving Commitment is in existence.

               (a) LIENS. Neither Borrower nor Guarantor will create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens.

               (b) DEBTS, GUARANTIES AND OTHER OBLIGATIONS. Neither Borrower nor any of its Subsidiaries (including Guarantor) will incur, create, assume or in any manner become or be liable in respect of any indebtedness, issue any preferred or other quasi-equity stock which requires the payment of a dividend thereon or the mandatory redemption thereof, or guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                   (i) the Notes, or other indebtedness or guarantees of
               Borrower disclosed in Exhibit "D" hereto;

                   (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

                   (iii) indebtedness incurred in the ordinary course of
               business, including, but not limited to, drilling, completing, leasing and reworking oil and gas wells;

                   (iv) Rate Management Transactions;

                   (v) indebtedness owed by Non-Borrower Subsidiaries to
               Borrower which is permitted hereunder;

                   (vi) Vendor Financing and guaranties of CWE of Vendor
               Financings of its Subsidiaries which do not to exceed $10,000,000 in the aggregate at any one time outstanding;

                   (vii) intercompany indebtedness among Borrower and Guarantor;

                   (viii) guaranty by CWE of up to $1,000,000 of obligations of
               ClayDesta Building, L.P. owed to First American Bank; or

                   (ix) guarantees by CWE of loans made by third parties to CWE employees, which loans may be extended for the sole purpose of allowing CWE employees to exercise options to purchase CWE common stock and/or to pay federal income tax liabilities relating from such exercise; provided, however, that such guarantees may not exceed $1,000,000 in the aggregate outstanding at any one time.

               (c) CURRENT RATIO. The Borrower will not allow the Williams Consolidated Entities' ratio of Current Assets to Current Liabilities to be less than (i) .8 to 1.0 for the quarter ending June 30, 2001,
         (ii) .9 to 1.0 for the quarter ending September 30, 2001, and (iii) 1.0 to 1.0 thereafter, measured as of the end of each calendar quarter.

               (d) RATIO OF DEBT TO EBITDAX. The Borrower will not allow the Williams Consolidated Entities' ratio of Debt to EBITDAX to ever be more than 2.75 to 1.0 as of the end of any calendar quarter.

               (e) LIMITATION ON SALE OF COLLATERAL. Neither Borrower nor Guarantor will sell, assign or discount any of the Collateral or Negative Pledge Property other than (i) sales of oil and gas production in the ordinary course of business, (ii) sales or other disposition of obsolete equipment which are no longer needed for the ordinary business of Borrower or Guarantor or which are being replaced by equipment of at least comparable value and utility, and (iii) sales or other dispositions not exceeding $1,000,000 in the aggregate between Borrowing Base redeterminations. If and as any of such Collateral or Negative Pledge Properties and interests are sold, conveyed or assigned during the term of the Revolving Commitment, Borrower or Guarantor will prepay against the Notes or Guarantor's obligation under its guaranty agreement, as the case may be, 100% of the Release Price, provided, however, that no such payments shall be required from Borrower or Guarantor until the aggregate proceeds received between any Borrowing Base redetermination exceeds $1,000,000. Provided, however, notwithstanding the foregoing, if an Event of Default has occurred and is continuing all such amounts received by Borrower and/or Guarantor from such sale during the continuance of an Event of Default shall be paid to the Agent for the ratable benefit of the

         Banks. The term "Release Price" as used herein shall mean the loan value of the Collateral or the Negative Pledge Property being sold as determined by the Agent. Any such prepayment of principal on the Notes required by this Section 13(e) shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be made pursuant to Section 9(b) hereof. Any such prepayment shall be applied pro rata to the principal due on the Revolving Notes until such Revolving Notes are paid in full, principal, interest and other amounts.

               (f) MERGERS AND CONSOLIDATIONS. Neither Borrower nor Guarantor will merge or consolidate with any other Person (except that Borrower or Guarantor may merge with any other Person if Borrower or Guarantor is the surviving entity in a non-hostile merger or consolidation and if, after giving effect thereto, no default or Event of Default shall have occurred and be continuing).

               (g) USE OF PROCEEDS. Borrower shall not use any of the proceeds of the loans to be made hereunder for the purpose of purchasing or carrying margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System.

               (h) LOANS OR ADVANCES. Neither Borrower nor any Subsidiary shall make or permit to remain outstanding any loans or advances other than:

                   (i) normal and customary advances to employees, which shall not exceed $250,000 in the aggregate at any point in time;

                   (ii) intercompany loans and advances among Borrower and
               Guarantor; or

                   (iii) loans and advances by CWE to Subsidiaries provided that such loans and advances shall be treated as investments for the purposes of Section 13(k)(iv) or (v) hereof.

               (i) RATE MANAGEMENT TRANSACTIONS. The Williams Consolidated Entities shall not enter into any Rate Management Transactions except for (i) Pre-Approved Contracts, or (ii) other Rate Management Transactions consented to in writing by Agent.

               (j) DIVIDENDS. Borrower will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stock owners, or make any distribution of its assets to its stockholders as such, except (i) repurchase or redemption of its stock in an amount not to exceed $3,000,000 in the aggregate (excluding commissions) and (ii) cash dividends paid on the stock of Borrower which shall not exceed, in any fiscal year, an amount equal to 50% of Borrower's net income for such fiscal year determined in accordance with GAAP, provided that immediately before and after giving effect thereto no (x) default or Event of Default or (y) Borrowing Base Deficiency, shall exist.

               (k) INVESTMENTS. Neither Borrower nor Guarantor shall make any investments in any person or entity, except that the foregoing restriction shall not apply to:

                   (i) investments and direct obligations of the United States of America or any agency thereof;

                   (ii) investments in certificates of deposit issued by the
               Agent or certificates of deposit with maturities of less than one year issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett;

                   (iii) investments such as insured money market funds,
               Eurodollar investment accounts and other similar accounts with the Agent or such investments with maturities of less than ninety
               (90) days at other commercial banks in the United States having capital and surplus in excess of $500,000,000 and having a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett;

                   (iv) investments in the Subsidiaries (other than Guarantor)
               existing on the Effective Date;

                   (v) Borrower's investments in Guarantor;

                   (vi) the repurchase of Borrower's stock as permitted by
               Section 13(j) hereof; and

                   (vii) other investments not exceeding $1,000,000 in the
               aggregate after the Effective Date.

               (l) CHANGE OF CONTROL. Borrower will not permit Clayton W. Williams, Jr. and his affiliates, in the aggregate, to ever own, of record or beneficially, less than 20% of the outstanding voting securities of CWE. Failure to comply with this covenant shall (i) immediately relieve the Banks of any further commitment to advance funds under the Revolving Commitment, and (ii) result in the entire amount of principal and interest due on the Notes to be accelerated so that the entire balance thereof shall be due and payable on or before one hundred twenty (120) days after the date the Agent first receives notice that such a change of control has occurred.

         14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

              (a) Borrower shall fail to pay when due or declared due the principal of or interest on the Notes or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement or any other Security Instrument (but Borrower shall have a grace period of three (3) days following an applicable due date during which to correct a delinquency in payment); or

               (b) Any representation or warranty made by Borrower or Guarantor under this Agreement, or in any certificate or statement furnished or made to any Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or Guarantor under any Security Instrument, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, and such default shall continue for more than ten (10) days after notice from Agent;

               (c) Default shall be made in the due observance or performance of any of the covenants or agreements of Borrower or Guarantor contained in the Security Instruments, including this Agreement, and such default shall continue for more than ten (10) days after notice from Agent; PROVIDED, HOWEVER, that a default under Section 13(l) of this Agreement shall not become an Event of Default under this Section 14 unless Borrower fails to pay the outstanding balance on the Notes within the 120 day period specified therein; or

               (d) Default shall be made in respect of any obligation for borrowed money owed by Borrower or Guarantor in excess of $1,000,000, other than the Notes, (directly, by assumption, as guarantor or otherwise), or any obligations in excess of $1,000,000 secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or Guarantor or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

               (e) Borrower or Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to either of them or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against either of them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action authorizing the foregoing; or

               (f) An involuntary case or other proceeding, shall be commenced against Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to either of them or their debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of either of them or any substantial part of their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Borrower or Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

               (g) A final judgment or order for the payment of money in excess of $1,000,000.00 (or judgments or orders aggregating in excess of $1,000,000.00) shall be rendered against Borrower or Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

               (h) In the event the aggregate principal amount outstanding under the Notes shall at any time exceed the Borrowing Base established for the Notes, Borrower shall fail to provide such additional Collateral or prepay the principal of such Notes in compliance with the provisions of
         Section 9(b) hereof.

         Upon occurrence of any Event of Default specified in Subsections 14(e) and (f) hereof, the Revolving Commitment shall terminate and the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Majority Banks may by notice from Agent to Borrower, terminate the Revolving Commitment and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower under the Notes and the Security Instruments, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Security Instrument, including this Agreement or the Notes. Any amount set-off by either of the Banks shall be applied against the indebtedness owed the Banks by Borrower pursuant to the provisions of Section 16 of this Agreement. The Banks agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section 14 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

         15. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

The rights of the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Security Instruments, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         16. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any of the other Loan Documents and instruments referred to herein must be given in writing and must be delivered or mailed by prepaid certified or registered mail or by facsimile to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER AND GUARANTOR: c/o Clayton Williams Energy, Inc., Six Desta Drive, Suite 6500, Midland, Texas 79705, Attention: Paul Latham, Executive Vice President, Facsimile No. (915) 688-3247; (b) AGENT: BANK ONE, NA, 1717 Main Street, Dallas, Texas 75201, Attention: Wm. Mark Cranmer, Vice President, Facsimile No. (214) 290-2332; and (c) UNION: Union Bank of California, N.A., 500
N. Akard Street, Suite 4200, Dallas, Texas 75201, Attention: John A. Clark, Vice President, Facsimile No. (214) 920-4209; (d) BOS: Bank of Scotland, 1021 Main Street, Suite 1370, Houston, Texas 77002, Attention: Richard Butler, Vice President, Facsimile No. (713) 651-9714. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 16. Upon receipt by Agent of any such notice, Agent shall promptly provide copies of such notice or notices to the Banks.

         17.   THE AGENT AND THE BANKS.

               (a) APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Bank One and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Bank One and any successor Agent in its capacity as a Bank. Bank One and any successor Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrower, and any person which may do business with Borrower, all as if Bank One and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks. Each Bank shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of Borrower to Banks from time to time.

               (b) NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

               (c) CONSULTATION WITH COUNSEL. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

               (d) DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Collateral or any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

               (e) RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Borrower, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent has been so appointed by all Banks (and approved by Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which appointment shall require the approval of Borrower only if a party other than one of the other Banks is so appointed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, (i) the provisions of this Section 17 shall continue in effect for its benefit in respect to any actions take or omitted to be taken by it while it was acting as Agent, and (ii) any Collateral held in possession of the retiring Agent shall be delivered to the successor Agent.

               (f) RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that a default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

               Agent shall not be responsible to Banks for any recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Collateral or any of the Loan Documents or for any failure by Borrower to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

               The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower or any of their shareholders or other creditors. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

               Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; PROVIDED, HOWEVER, that Agent shall not (i) except as provided herein and in Section 7(b) hereof, without the consent of Majority Banks designate the amount of the Borrowing Base or the Monthly Commitment Reduction or (ii) take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Banks which: (i) would increase the Borrowing Base or decrease the Monthly Commitment Reduction, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would increase the aggregate Commitment or any Bank's individual Commitment hereunder or would materially alter Agent's obligations to any Bank hereunder, (v) would release Borrower from its obligation to pay any Bank's Note or Notes, (vi) would change the definition of Majority Banks, (vii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks,
         (viii) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or
         (ix) would extend the Maturity Date or (x) would amend this sentence or the previous sentence. Agent shall have the right and authority without necessity of notice or liability to the Banks to release (i) Collateral in amounts of up to $1,000,000 in the aggregate between Borrowing Base redeterminations and (ii) in addition to amounts released pursuant to
         (i) above, additional Collateral if 100% of the net proceeds from the sale of such Collateral, after payment of superior lien indebtedness and taxes relating thereto, is paid to Agent for the ratable benefit of the Banks as a prepayment of the Notes; provided, however, that Agent's right to release Collateral hereunder shall be limited to releases of Collateral the net sale proceeds of which shall not exceed, in the aggregate, on an annual basis, $5,000,000.00. For purposes of this paragraph, a Bank shall be deemed to have consented to any such action by the Agent upon the passage of ten (10) Business Days after written notice thereof is given to such Bank in accordance with Section 16 hereof, unless such Bank shall have previously given Agent notice, complying with the provision of Section 16 hereof, to the contrary. Agent shall have no liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent.

               (g) INDEPENDENT INVESTIGATION. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrower while the Notes is outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Other than as provided in this Agreement, Agent shall have no duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of Agent.

               (h) INDEMNIFICATION. Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. THE PARTIES INTEND THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT THE BANK FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT SUCH NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LOSS, COST, LIABILITY, DAMAGE OR EXPENSE INDEMNIFIED AGAINST IN THIS PARAGRAPH.

               (i) BENEFIT OF SECTION 17. The agreements contained in this
         Section 17 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, Borrower, any affiliate of Borrower or any other person.

               (j) PRO RATA TREATMENT. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrower and collections by Banks (including offsets) on account of the principal of and interest on the Notes and fees payable by Borrower shall be made pro rata to Banks according to the then ownership interest of each Bank in loans to Borrower under this Agreement. Upon receipt of a request for disbursement by Borrower under the Revolving Commitment, Agent shall notify Banks of such request or draft and the requested disbursement date or payment date, whereupon each Bank shall fund to Agent its pro rata share of the loan requested by Borrower at such time and in such manner as to reasonably permit the disbursement by Agent to Borrower on the disbursement date requested.

               (k) ASSUMPTION AS TO PAYMENTS. Except as specifically provided herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Banks hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

               (l) OTHER FINANCINGS. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrower (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrower arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

               (m) INTERESTS OF BANKS. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrower recognize that the respective obligations of Banks under the Commitments shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrower under the Commitments on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

               (n) INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution. All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

         18. EXPENSES. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWER HEREBY ACKNOWLEDGES THAT GARDERE WYNNE SEWELL LLP IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A BANK, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWER IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrower is relying on separate counsel in the transaction described herein. The Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Notes.

         19. INDEMNITY. The Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes, provided that the Borrowers shall have no obligation under this
Section 19 to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Banks. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION 19 TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         20.   GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND
DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE.

         21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the

Notes any amount in excess of the Maximum Rate and in the event the Banks ever receive, collect or apply as interest any such excess, or if an acceleration of the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Notes is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the Maximum Rate.

         For purposes of Section 303 of the Texas Finance Code, to the extent applicable to any Bank or Agent, Borrowers agree that the Maximum Rate (as defined herein) shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender or Agent, as applicable, may also rely, to the extent permitted by applicable laws of the State of Texas and the United States of America, on alternative maximum rates of interest under the Texas Finance Code or other laws applicable to such Bank or Agent from time to time if greater.

         23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes, nor consent to departure therefrom, shall be effective unless in writing signed by Borrower and Majority Banks (or by Agent on behalf of Majority Banks). No such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given at any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Security Instruments, the terms or provisions contained in this Agreement shall be controlling.

         26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Security Instrument, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations hereunder.

         28.   ASSIGNMENTS AND PARTICIPATIONS.

               (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Revolving Commitment and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; PROVIDED, that in connection with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve
         Bank), but each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of both the Borrower and Agent, which consent, in either case, will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Revolving Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Revolving Commitment; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Revolving Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment, (4) no Bank may offer to sell its Note or Notes, Revolving Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $5,000 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Revolving Commitment and if the assignor Bank has retained a portion of its Revolving Commitment, a replacement Note in the principal amount of the Revolving Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such
         Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Banks or the Agent shall be required to release the transferor Bank with respect to its Revolving Commitment assigned to such assignee and the transferor Bank shall henceforth be so released.

               (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Revolving Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

                   (i) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

                   (ii) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrowers shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

                   (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

              (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Bank pursuant to this Agreement.

              (d) Upon the reasonable request of either Agent or Borrowers, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

         29. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT,

TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER, THE AGENT AND THE BANKS, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE AGENT, THE BANKS AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN.

         30.   CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND
JURISDICTION. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY AGENT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AT THE ADDRESS FOR NOTICES AS PROVIDED IN
SECTION 17. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         31. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         32.   WRITTEN CONSENT. The Guarantor is executing this Eighth
Restated Loan Agreement in its capacity as Guarantor for the purpose of acknowledging the existence of the Eighth Restated Loan Agreement, consenting to the execution thereof by the Borrower and reaffirming its guaranty of the obligations of Borrower to Banks.

         33. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               BORROWER:

                               CLAYTON WILLIAMS ENERGY, INC.

                               By: /s/ Mel G. Riggs
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance

                               WARRIOR GAS CO.

                               By: /s/ Mel R. Riggs
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance

                               GUARANTOR:

                               CWEI ACQUISITIONS, INC.

                               By: /s/ Mel R. Riggs
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance

                               BANKS:

                               BANK ONE, NA
                               a national banking association,
                               as a Bank and as Agent

                               By: /s/ Wm. Mark Cranmer
                                   --------------------------------------------
                                    Wm. Mark Cranmer, Vice President

                               UNION BANK OF CALIFORNIA, N.A.
                               a national banking association

                               By: /s/ John A. Clark
                                   --------------------------------------------
                               Name:  John A. Clark
                                     ------------------------------------------
                               Title: Vice President
                                      -----------------------------------------

                               By: /s/ Damien Meiburger
                                   --------------------------------------------
                               Name:  Damien Meiburger
                                     ------------------------------------------
                               Title: Senior Vice President
                                      -----------------------------------------

                               BANK OF SCOTLAND

                               By: /s/ Annie Glynn
                                   --------------------------------------------
                               Name:  Annie Glynn
                                     ------------------------------------------
                               Title: Senior Vice President
                                      -----------------------------------------

                                   EXHIBIT "A"

                               NOTICE OF BORROWING

         The undersigned hereby certifies that he is the ____________________ of _________________, a ________________ corporation ("Borrower"), and that as such he is authorized to executed this Notice of Borrowing on behalf of Borrower. With reference to that certain Eighth Restated Loan Agreement, dated June 25, 2001, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into among Borrower, Bank One, NA (successor by merger to Bank One, Texas, N.A.), Union Bank of California, N.A. and Bank of Scotland ("BOS") ("Banks"), and Bank One, NA as Agent ("Agent"), the undersigned further certifies, represents and warrants on behalf of Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

              (a) Borrower requests that the Banks advance Borrower the aggregate sum of $_____________________ by no later than _______________________, 20___. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal
         $_________________________________.

              (b) Type of Advance: [Base Rate or Eurodollar Loan].

              (c) Eurodollar Loan - Interest Period of _________ months.

              (d) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Event of Default.

              (e) Borrower has performed and complied with all agreements and conditions contained in the Loan Documents which are required to be performed or complied with by Borrower before or on the date hereof.

              (f) The representations and warranties contained in the Agreement and in the other Loan Documents (excluding, however, the representations and warranties set forth in Sections 10(h) and 10(s) as to any matter which has theretofore been disclosed in writing by Borrowers to Banks, but as to which Borrower and Guarantor hereby represent and warrant that as of the date hereof the matters so disclosed are not reasonably expected to have a Material Adverse Effect) are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

         EXECUTED AND DELIVERED this _______ day of ___________________, 20___.


                                    [BORROWER]
                                    --------------------------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   EXHIBIT "B"

                             RENEWAL REVOLVING NOTE

$_____________                Dallas, Texas                      June ____, 2001

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of ________________ (the "Payee"), at the offices of the Agent at 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of ____________________ AND 00/100 DOLLARS ($_____________), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Eighth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Bank One, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), Union Bank of California, N.A. ("Union") and Bank of Scotland ("BOS") and Bank One, as Agent (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. PAYMENT TERMS. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

              (a) Interest shall be due and payable as provided in the Agreement;

              (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. DISBURSEMENT AND PREPAYMENT. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. BENEFITS. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. SECURITY. The payment of this Note is secured by Collateral more particularly described in the Agreement.

         5. ACCELERATION OF MATURITY. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. WAIVER. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. ATTORNEYS' FEES. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                               BORROWERS:

                               CLAYTON WILLIAMS ENERGY, INC.


                               By:
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance


                               WARRIOR GAS CO.


                               By:
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance

                                   EXHIBIT "C"

                            CERTIFICATE OF COMPLIANCE

         The undersigned hereby certifies that he is the ___________________ of _________________, a _________________ (the "Borrower") and that as such he is authorized to execute this Certificate of Compliance on behalf of the Borrower. With reference to that certain Eighth Restated Loan Agreement, dated as of June 25, 2001, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into between the Borrower and BANK ONE, NA as "Agent," for itself and the Banks signatory thereto (the "Banks"), the undersigned further certifies, represents and warrants on behalf of the Borrower that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                  (a) The Borrower has fulfilled in all material respects its obligations under the Notes and Security Instruments, including the Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are no longer true specifying the nature of any such change.]

                  (b) No Event of Default has occurred under the Security Instruments, including the Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

                  (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of the Borrower in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

                   (d) Financial Computations for the period ending
              ________________ (provide calculations on a consolidated basis):

                       (i)      Current Ratio; and

                       (ii)     Ratio of Debt to EBITDAX.

EXECUTED, DELIVERED AND CERTIFIED TO this ____day of ______________, 2001.

                                    BORROWERS:

                                    CLAYTON WILLIAMS ENERGY, INC.



                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    WARRIOR GAS CO.



                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   EXHIBIT "D"

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ________________ _________________- (the "Assignor") and _____________________
__________________ (the "Assignee") is dated as of ______________, 20___ The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the

Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written

                                   SCHEDULE 1
                             to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:______________ , 20 ____

3.       Amounts (As of Date of Item 2 above):

                                                     Facility      Facility       Facility        Facility
                                                         1*           2*              3*              4*
                                                     --------      ---------     ---------        ----------
         a.       Assignee's percentage
                  of each Facility purchased
                  under the Assignment
                  Agreement**                        _____%       _____%        _____%            _____%

         b.       Amount of
                  each Facility
                  purchased
                  under the Assignment
                  Agreement***                       $_____       $_____        $_____            $

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:                                           $_________________

5.       Proposed Effective Date:                              _________________

6.       Non-standard Recordation Fee
         Arrangement                                        N/A***
                                                     [Assignor/Assignee
                                                     to pay 100% of fee]
                                                     [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]

By:                                                  By:
    ---------------------------------                    ----------------------
Title:                                     Title:
       ------------------------------             -----------------------------

ACCEPTED AND CONSENTED TO BY               ACCEPTED AND CONSENTED TO BY
[NAME OF BORROWER]                         [NAME OF AGENT]

By:                                        By:
    ---------------------------------          --------------------------------
Title:                                     Title:
       ------------------------------             -----------------------------

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
CONTACT:

Name:                                     Telephone No.:
     --------------------------------                    -----------------------
Fax No.:                                  Telex No.:
         ----------------------------                ---------------------------
                                          Answerback:
                                                       -------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:        ---------------------------------------


Account Name & Number for Wire Transfer:
                                         ---------------------------------------


Other Instructions:
                   -------------------------------------------------------------


ADDRESS FOR NOTICES FOR ASSIGNOR:
                                    --------------------------------------------

                              ASSIGNEE INFORMATION
CREDIT CONTACT:

Name:                                    Telephone No.:
     ---------------------------------                  -----------------------
Fax No.:                                 Telex No.:
         -----------------------------              ---------------------------
                                         Answerback:
                                                    ---------------------------

KEY OPERATIONS CONTACTS:

Booking Installation:                    Booking Installation:
                     -----------------                         ----------------
Name:                                    Name:
     ---------------------------------         --------------------------------
Telephone No.:                           Telephone No.:
              ------------------------                 ------------------------
Fax No.:                                 Fax No.:
         -----------------------------            -----------------------------
Telex No.:                               Telex No.:
           ---------------------------              ---------------------------
Answerback:                              Answerback:
           ---------------------------               --------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                   ---------------------------------------------

Account Name & Number for Wire Transfer:
                                            ------------------------------------


Other Instructions:
                   -------------------------------------------------------------


  ADDRESS FOR NOTICES FOR ASSIGNEE:
                                   --------------------------------------------

                                  SCHEDULE "1"

                               FINANCIAL CONDITION

                                  SCHEDULE "2"

                                   LIABILITIES

                                  SCHEDULE "3"

                                   LITIGATION

                             RENEWAL REVOLVING NOTE

$40,000,000.00                   Dallas, Texas                     June 25, 2001

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of BANK ONE, NA (the "Payee"), at the offices of the Agent at 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Eighth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Bank One, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), Union Bank of California, N.A. ("Union") and Bank of Scotland ("BOS") and Bank One, as Agent (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. PAYMENT TERMS. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

              (a) Interest shall be due and payable as provided in the Agreement;

              (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. DISBURSEMENT AND PREPAYMENT. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. BENEFITS. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. SECURITY. The payment of this Note is secured by Collateral more particularly described in the Agreement.

         5. ACCELERATION OF MATURITY. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. WAIVER. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. ATTORNEYS' FEES. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                                BORROWERS:

                                CLAYTON WILLIAMS ENERGY, INC.



                                By:
                                    --------------------------------------------
                                    Mel G. Riggs, Senior Vice President-Finance

                                WARRIOR GAS CO.



                                By:
                                    --------------------------------------------
                                    Mel G. Riggs, Senior Vice President-Finance

                             RENEWAL REVOLVING NOTE

$40,000,000.00                    Dallas, Texas                    June 25, 2001

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of UNION BANK OF CALIFORNIA, N.A. (the "Payee"), at the offices of the Agent at 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Eighth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Bank One, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), Union Bank of California, N.A. ("Union") and Bank of Scotland ("BOS") and Bank One, as Agent (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. PAYMENT TERMS. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

              (a) Interest shall be due and payable as provided in the Agreement;

              (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. DISBURSEMENT AND PREPAYMENT. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. BENEFITS. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. SECURITY. The payment of this Note is secured by Collateral more particularly described in the Agreement.

         5. ACCELERATION OF MATURITY. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. WAIVER. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. ATTORNEYS' FEES. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                               BORROWERS:

                               CLAYTON WILLIAMS ENERGY, INC.



                               By:
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance


                               WARRIOR GAS CO.



                               By:
                                   --------------------------------------------
                                   Mel G. Riggs, Senior Vice President-Finance

                             RENEWAL REVOLVING NOTE

$20,000,000.00                    Dallas, Texas                    June 25, 2001

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of BANK OF SCOTLAND (the "Payee"), at the offices of the Agent at 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Eighth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Bank One, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), Union Bank of California, N.A. ("Union") and Bank of Scotland ("BOS") and Bank One, as Agent (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. PAYMENT TERMS. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

               (a) Interest shall be due and payable as provided in the Agreement;

               (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. DISBURSEMENT AND PREPAYMENT. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. BENEFITS. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. SECURITY. The payment of this Note is secured by Collateral more particularly described in the Agreement.

         5. ACCELERATION OF MATURITY. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. WAIVER. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. ATTORNEYS' FEES. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                               BORROWERS:

                               CLAYTON WILLIAMS ENERGY, INC.



                               By:
                                  ---------------------------------------------
                                  Mel G. Riggs, Senior Vice President-Finance


                               WARRIOR GAS CO.



                               By:
                                  ---------------------------------------------
                                  Mel G. Riggs, Senior Vice President-Finance


                                      -3-